UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2021

LIMBACH HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36541	46-5399422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1251 Waterfront Place, Suite 201, Pittsburgh, Pennsylvania 15222
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (412) 359-2100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	LMB	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 26, 2021, Larry G. Swets Jr., a member of the Board of Directors (the “Board”) of Limbach Holdings, Inc. (the “Company”), resigned as a director of the Company and all Board committees on which he serves, effective immediately as contemplated by the Company’s previous announcement on May 14, 2021. Mr. Swets’ resignation was not a result of a disagreement with the Company. In connection with Mr. Swets’ resignation, the Board along with the Compensation Committee accelerated the vesting with respect to 6,401 shares of the Company’s Common Stock subject to outstanding Restricted Stock Unit awards held by Mr. Swets.
Upon the recommendation of the Nominating and Corporate Governance Committee, on August 26, 2021, the Board also appointed Linda G. Alvarado, age 70, as a new director and member of the Company’s Finance and Capital Markets Committee and Nominating and Corporate Governance Committee, effective immediately to fill the vacancy created by Mr. Swets’ resignation. Joshua S. Horowitz was also appointed chairman of the Finance and Capital Markets Committee, effective upon Mr. Swets’ resignation. Ms. Alvarado will join the Board as a Class A director, such being the class of directors whose terms expire at the Company’s 2023 Annual Meeting of Stockholders.
The Company believes that Ms. Alvarado’s appointment aligns with the Nominating and Corporate Governance Committee’s previously announced goal of selecting a new member with the experience to provide guidance to support the Company’s growth plans, with a focus on enhancing diversity and inclusion as a Board and with a keen view towards supplementing the board level domain expertise in the areas of technology, mergers and acquisitions, environmental, social and governance (“ESG”) considerations, and mechanical, electrical and plumbing (“MEP”) engineering.
As a non-employee director, Ms. Alvarado will receive compensation in the same manner as the Company’s other non-employee directors, which cash compensation as a director is a current annual retainer of $60,000 per year and will be prorated for fiscal year 2021. The Company’s non-employee directors are also eligible to receive equity-based awards as compensation for their services as directors.
There are no arrangements or understandings between Ms. Alvarado and any other person pursuant to which she was elected as a director. There are also no transactions involving Ms. Alvarado and the Company that are required to be reported under Item 404 (a) of Regulation S-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On August 26, 2021, the Board, approved amendments to the Company's Bylaws (as amended, the “Amended and Restated Bylaws”) which are intended to, among other matters:
•explicitly require the Company to prepare a list of stockholders entitled to vote at any meeting of stockholders at least 10 days before the meeting as required under Delaware law;
•remove the provision requiring that if the outstanding shares of stock are owned by fewer than three stockholders, the number of directors may be a number not less than the number of stockholders;
•allow a special meeting of the Board to be called by the written request of two or more directors, instead of a majority of the directors;
•remove the provision relating to action by stockholders through written consent to be consistent with the Company’s Second Amended and Restated Certificate of Incorporation (the “COI”) which provides that any action to be taken by stockholders must be effected at an annual or special meeting of stockholders and may not be effected by written consent;
•remove exceptions to notice requirements to stockholders to instead rely on any applicable exceptions available under Delaware law;
•remove the provisions relating to dividends and the ability of the Chairman of the Board and certain executive officers to execute contracts and negotiable instruments to instead rely on the COI, board authorizations and applicable Delaware law regarding the same; and
•streamline, modernize, remove duplication, reorganize more logically and make clarifying and technical updates.

The Amended and Restated Bylaws became effective immediately. The foregoing summary of the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure
On September 1, 2021, the Company issued a press release announcing the appointment of Ms. Alvarado to the Board. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Item 7.01 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws, adopted as of August 26, 2021.
99.1	Press Release of Limbach Holdings, Inc., dated September 1, 2021.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMBACH HOLDINGS, INC.

By:	/s/ Jayme L. Brooks
Name: Jayme L. Brooks
Title: Chief Financial Officer

Dated: September 1, 2021